ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption Agreement”) is made and entered into as of February 28, 2007, by and among Cord Blood America, Inc., a Florida corporation (the “Buyer”) and CorCell, Inc., a Delaware corporation (the “Seller”).

BACKGROUND

A. Buyer and Seller are parties to that certain Existing Samples Purchase Agreement dated as of October 12, 2006 as amended by the Amendment and Modification to the Existing Samples Purchase Agreement, dated February 28, 2007 (the “Agreement”), pursuant to which, among other things, Seller agreed to sell and assign the Acquired Assets to Buyer, and as part of the purchase price for the Acquired Assets, Buyer agreed to assume the Assumed Liabilities from the Seller.

B. The parties hereto desire to execute this Assignment and Assumption Agreement to further evidence Buyer’s assumption of the Assumed Liabilities from the Seller.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

1.

Capitalized Terms.  Except as otherwise provided herein, all capitalized terms used and not defined herein (including the recitals hereto) shall have the respective meanings assigned to them in the Agreement.

2.

Assumption of Assumed Liabilities.  Buyer, for itself and its successors and assigns, hereby expressly succeeds to, is substituted for, and accepts, assumes and undertakse to pay, perform and discharge all of the Assumed Liabilities of the Seller.

3.

No Third Party Beneficiaries.  Nothing in this Assignment and Assumption Agreement, express or implied, is intended or shall be construed to confer upon or give to any person other than the Buyer, the Seller and their respective successors and assigns, any remedy or claim under or by reason of this Assignment and Assumption Agreement.

4.

Purchase Agreement.  This Assignment and Assumption Agreement does not amend or otherwise modify or limit any of the provisions of the Agreement, and in the event of any conflict between the terms of the Agreement and the terms hereof, the Agreement shall supersede and control this Assignment and Assumption Agreement in all respects.

5.

Miscellaneous.

(a)

Headings.  The section headings used herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Assignment and Assumption Agreement.

(b)

Governing Law.  This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

(c)

Counterparts.  This Assignment and Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(d)

Amendments.  No amendment or modification of this Assignment and Assumption Agreement shall be effective unless it is set forth in writing and signed by each of the parties hereto.

(e)

Successors and Assigns.  This Assignment and Assumption Agreement is executed by, and shall be binding upon, the parties hereto and their respective successors and assigns for the uses and purposes above set forth and referred to, as of the date hereof.

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 ASSIGNMENT AND ASSUMPTION

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be duly executed and delivered as of the date first written above.

SELLER: CORCELL, INC., a Delaware corporation By:___________________________ Name: Antonia Lafferty Title: President

BUYER: CORD BLOOD AMERICA, INC., a Florida corporation By:_________________________ Name: Matthew Schlissler Title: President and Chief Executive Officer .

 ASSIGNMENT AND ASSUMPTION